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                                                                     EXHIBIT 3.3

                           ARTICLES OF INCORPORATION

                                      OF

                             WINE ACQUISITION INC.

                                  ARTICLE I.

                                NAME AND AGENT

        The name of the corporation is Wine Acquisition Inc. (the
"Corporation"). The name in this State of the Corporation's initial agent for service of process is CT Corporation System.

                                  ARTICLE II.

                                    PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California (the "General Corporation Law"), other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                 ARTICLE III.

                                 CAPITAL STOCK

        1. The total number of shares of all classes of stock that the Corporation shall be authorized to issue is 1,000, all of which shall be shares of common stock, $.01 par value ("Common Stock").

                                  ARTICLE IV.

                                   DIRECTORS

        1. The exact number of directors comprising the entire Board shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board or approved by not less than two-thirds of the outstanding shares.

                                       1
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        2. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of shareholders, but in all cases continue as to each director until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial terms of office shall be determined by resolution duly adopted by the Board. At each annual meeting of shareholders the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if fewer, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of shareholders after their election. This paragraph 2 of this Article IV shall become effective only when the Corporation becomes a "listed corporation" within the meaning of (S) 301.5 of the General Corporation Law and where the number of directors is no less than nine.

                                  ARTICLE V.

                               CUMULATIVE VOTING

        No shareholder may cumulate votes in the election of directors. This
Article V shall become effective only when the Corporation becomes a "listed corporation" within the meaning of (S) 301.5 of the General Corporation Law.

                                  ARTICLE VI.

                            ACTION BY SHAREHOLDERS

        Unless the Board of Directors, by a resolution adopted by two-thirds of the authorized number of directors, waives the provisions of this Article VI in any particular circumstance, any action required or permitted to be taken by shareholders of the Corporation must be taken either (i) at a duly called annual or special meeting of shareholders of the Corporation or (ii) by the unanimous written consent of all of the shareholders.

                                  ARTICLE VII.

        LIABILITY OF DIRECTORS FOR MONETARY DAMAGES; INDEMNIFICATION OF AND INSURANCE FOR CORPORATE AGENTS

        1. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

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        2. The Corporation shall have the power, by bylaw, agreement or otherwise, to provide indemnification of agents (as defined in (S) 317 of the General Corporation Law) of the corporation to the fullest extent permissible under California law and in excess of that expressly permitted under (S) 317 of the General Corporation Law, subject to the limits on such excess indemnification set forth in (S) 204 of the General Corporation Law.

        3. The Corporation shall have the power to purchase and maintain insurance on behalf of any agent (as defined in (S) 317 of the General Corporation Law) of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such to the fullest extent permissible under California law and whether or not the corporation would have the power to indemnify the agent under (S) 317 of the General Corporation Law or these articles of incorporation.

                                 ARTICLE VIII.

                                    BY-LAWS

        The Board of Directors is expressly authorized to make, amend or repeal the bylaws of the Corporation, without any action on the part of the shareholders, solely by the affirmative vote of at least two-thirds of the authorized number of directors. The bylaws may also be amended or repealed by the shareholders, but only by the affirmative vote of the holders of shares representing at least two-thirds of the outstanding shares of the Corporation entitled to vote.

                                  ARTICLE IX.

                                   AMENDMENT

        The amendment or repeal of Articles IV, V, VI, VII, VIII and IX shall require the approval of not less than two-thirds of the outstanding shares.

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        IN WITNESS WHEREOF, these Articles of Incorporation have been signed as of August, 1, 1997.


                                    /s/ Phillip J. Susser
                                    ---------------------

                                    Phillip J. Susser
                                    Incorporator

                                       4
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                      CERTIFICATE OF AMENDMENT TO THE

                       ARTICLES OF INCORPORATION OF

                          WINE ACQUISITION INC.

Donald E. Felsinger and Kevin C. Sagara hereby certify that:

        1. The name of the Corporation is Wine Acquisition Inc. The date of filing of its Articles of Incorporation with the Secretary of State of the State of California was August 1, 1997.

        2. They are the President and the Secretary, respectively, of the Corporation.

        3. This Certificate of Amendment sets forth an amendment to the Articles of Incorporation of the Corporation which was duly adopted by the Board of Directors of the Corporation by written consent and was duly adopted by the written consent of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon in accordance with the provisions of Sections 902 and 603 of the General Corporation Law of the State of California. The total number of outstanding shares is 1000. The percentage vote required was more than 50%.

        4. Article I of the Articles of Incorporation is hereby amended in full to be and read as follows:

                                  "ARTICLE I.

                                 NAME AND AGENT

        The name of the corporation is Sempra Holdings Inc. (the "Corporation"). The name in this State of the Corporation's initial agent for service of process is CT Corporation System."

        We the undersigned further declare under penalty of perjury under the laws of the State of California that the matters are set forth in this certificate are true and correct of our own knowledge.
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Executed this 6th day of March, 1998.
--------------------------------------

                                By: /s/ Donald E. Felsinger
                                    -----------------------
                                    Donald E. Felsinger
                                    President and Chief Executive Officer

                                By: /s/ Kevin C. Sagara
                                    -------------------
                                    Kevin C. Sagara
                                    Secretary
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                         CERTIFICATE OF AMENDMENT

                                   OF

                         ARTICLES OF INCORPORATION

                                   OF

                           SEMPRA HOLDINGS INC.


        The undersigned certify that:

        1. They are the President and the Secretary, respectively, of Sempra Holdings Inc., a California corporation.

        2. Article I of the Articles of Incorporation is amended to read in its entirety as follows:

                                   "ARTICLE I

                                      NAME

        The name of the corporation is:  Sempra Energy Holdings."

        3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

        4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 1000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote was more than 50%.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

       Date:  April 12, 1999

                                         By:  /s/ Donald E. Felsinger
                                              -----------------------
                                              Donald E. Felsinger
                                              President

                                         By:  /s/ Thomas C. Sanger
                                              --------------------
                                              Thomas C. Sanger
                                              Secretary
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                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                                      OF

                            SEMPRA ENERGY HOLDINGS


        The undersigned certify that:

        1. They are the President and the Secretary, respectively, of Sempra Energy Holdings, a California Corporation.

        2. Article I of the Articles of Incorporation is amended to read in its entirety as follows:

                                  "ARTICLE I

                                     NAME

     The name of this corporation is: Sempra Energy Global Enterprises."

        3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

        4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 1000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote was more than 50%.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: May 1, 2000


                                                /s/ Donald E. Felsinger
                                                ------------------------------
                                                Donald E. Felsinger
                                                President

                                                /s/ Thomas C. Sanger
                                                ------------------------------
                                                Thomas C. Sanger
                                                Secretary